EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MTM Technologies, Inc. Associate Stock Purchase Plan of our report dated February 20, 2004, with respect to the consolidated financial statements of Vector Global Services, Inc., and subsidiaries as of and for the years ended December 31, 2003 and 2002, which report appears in the Annual Report on Form 10-K of MTM Technologies, Inc. for the year ended March 31, 2005.


                                               Ernst & Young LLP

Houston, Texas
June 30, 2005